Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694

MORGAN STANLEY                                                   June 22nd, 2006
Securitized Products Group       [MORGAN STANLEY LOGO]


                                   Term Sheet

                                 $1,539,995,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2006-HE5

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-
1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may
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generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY                                                   June 22nd, 2006
Securitized Products Group       [MORGAN STANLEY LOGO]


                          Approximately $1,539,995,000
                Morgan Stanley ABS Capital I Inc. Series 2006-HE5

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                       Countrywide Home Loans Servicing LP
                           HomEq Servicing Corporation
                     Wells Fargo Bank, National Association
                                    Servicers

                             Transaction Highlights

                                                                                                Modified
                        Original Class                                                        Duration To
Offered                  Certificate        Expected Ratings             Avg Life to          Call(1)(3) /   Payment Window To
Classes   Description     Balance(4)     (S&P / Fitch / Moody's)        Call(1)/Mty(2)         Mty (2)(3)     Call(1) / Mty(2)
-------   -----------   --------------   -----------------------   ------------------------   ------------   ------------------
  A-1       Floater        319,485,000        [AAA]/AAA/Aaa                                   ***Not Offered Hereby***
 A-2a       Floater        446,170,000        [AAA]/AAA/Aaa              0.80 / 0.80          0.78 / 0.78     1 - 20 / 1 - 20
 A-2b       Floater        164,570,000        [AAA]/AAA/Aaa              2.00 / 2.00          1.88 / 1.88    20 - 29 / 20 - 29
 A-2c       Floater        181,870,000        [AAA]/AAA/Aaa              3.50 / 3.50          3.13 / 3.13    29 - 64 / 29 - 64
 A-2d       Floater        123,900,000        [AAA]/AAA/Aaa              6.86 / 8.37          5.62 / 6.49    64 - 89 / 64 - 197
  M-1       Floater         75,200,000        [AA+]/AA+/Aa1              5.09 / 5.65          4.32 / 4.65    42 - 89 / 42 - 173
  M-2       Floater         59,200,000         [AA]/AA/Aa2               5.03 / 5.57          4.27 / 4.58    41 - 89 / 41 - 164
  M-3       Floater         29,600,000        [AA-]/AA-/Aa3              5.00 / 5.52          4.24 / 4.55    40 - 89 / 40 - 155
  M-4       Floater         27,200,000         [A+]/A+/A1                4.99 / 5.49          4.23 / 4.52    39 - 89 / 39 - 150
  M-5       Floater         26,400,000          [A]/A/A2                 4.98 / 5.45          4.21 / 4.50    39 - 89 / 39 - 145
  M-6       Floater         24,800,000         [A-]/A-/A3                4.96 / 5.41          4.20 / 4.46    38 - 89 / 38 - 138
  B-1       Floater         23,200,000      [BBB+]/BBB+/Baa1             4.96 / 5.36          4.13 / 4.36    38 - 89 / 38 - 131
  B-2       Floater         21,600,000       [BBB]/BBB/Baa2              4.96 / 5.30          4.11 / 4.31    38 - 89 / 38 - 123
  B-3       Floater         16,800,000      [BBB-]/BBB-/Baa3             4.94 / 5.20          4.00 / 4.15    37 - 89 / 37 - 114


             Initial
Offered   Subordination
Classes       Level         Benchmark
-------   -------------    -----------
  A-1             22.75%   1 Mo. LIBOR
 A-2a             22.75%   1 Mo. LIBOR
 A-2b             22.75%   1 Mo. LIBOR
 A-2c             22.75%   1 Mo. LIBOR
 A-2d             22.75%   1 Mo. LIBOR
  M-1             18.05%   1 Mo. LIBOR
  M-2             14.35%   1 Mo. LIBOR
  M-3             12.50%   1 Mo. LIBOR
  M-4             10.80%   1 Mo. LIBOR
  M-5              9.15%   1 Mo. LIBOR
  M-6              7.60%   1 Mo. LIBOR
  B-1              6.15%   1 Mo. LIBOR
  B-2              4.80%   1 Mo. LIBOR
  B-3              3.75%   1 Mo. LIBOR

Notes: (1)   Certificates are priced to the 10% optional clean-up call.
       (2)   Based on the pricing prepayment speed. See details below.
       (3)   Assumes pricing at par.
       (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                    Morgan Stanley ABS Capital I Inc. Trust
                                   2006-HE5.

Depositor:                         Morgan Stanley ABS Capital I Inc.

Responsible Parties:               NC Capital Corporation (62.58%), Decision One
                                   Mortgage Company, LLC (31.84%) and WMC
                                   Mortgage Corporation (5.58%)

Servicers:                         Countrywide Home Loans Servicing LP (47.55%),
                                   HomEq Servicing Corporation (30.74%) and
                                   Wells Fargo Bank, National Association
                                   (21.70%)

Swap Counterparty:                 Morgan Stanley Capital Services Inc.

Trustee and Swap Administrator:    Deutsche Bank National Trust Company

Manager:                           Morgan Stanley & Co. Incorporated


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                                     Page 2

Rating Agencies:                 Standard & Poor's Ratings Service, Moody's
                                 Investors Service, Inc. and Fitch, Inc.

Offered Certificates:            The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1,
                                 M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates.

Class A Certificates:            The Class A-1, A-2a, A-2b, A-2c and A-2d
                                 Certificates.

Group I Class A Certificates:    The Class A-1 Certificates.

Group II Class A Certificates:   The Class A-2a, Class A-2b, Class A-2c and
                                 Class A-2d Certificates.

Class A Certificate Group:       The Group I Class A Certificates and Group II
                                 Class A Certificates, as applicable.

Expected Closing Date:           June 30, 2006 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    June 1, 2006

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning July 25, 2006.

Final Scheduled Distribution     For all Offered Certificates, the Distribution
Date:                            Date occurring in August 2036.

Minimum Denomination:            The Offered Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the period
                                 commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:         The interest accrual period for the Offered
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The Trust will consist of approximately
                                 $1,600.0 million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans. The information on the Mortgage Loans described herein is based on the Cut-off Date pool of approximately $1,302.2 million. On the Closing Date, it is expected that the trust will consist of approximately
                                 $1,302.2 million of mortgage loans, and it is expected that up to approximately $297.8 million of mortgage loans may be purchased by the trust for a period of up to 3 months after the Closing Date (the "Pre-Funding Period").

Group I Mortgage Loans:          Approximately $413.6 million of Mortgage Loans
                                 with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:         Approximately $1,186.4 million of Mortgage
                                 Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac. The information on the Group II Mortgage Loans described herein is based on the Cut-off Date pool of approximately $888.6 million. On the Closing Date, it is expected that the trust will contain approximately $888.6 million of Group II Mortgage Loans, and it is expected that up to approximately $297.8 million of Group II Mortgage Loans may be purchased during the Pre-Funding Period.

Prefunding:                      On the Closing Date, approximately $297.8
                                 million from the sale of the Offered
                                 Certificates (the "Pre- Funded Amount") will be deposited with the Trustee into an account (the
                                 "Pre-Funding Account") to be used by the Trust to purchase additional Group II Mortgage Loans during the Pre-Funding Period for the related
                                 Mortgage Loan Pool. The addition of the
                                 Prefunding loans is not expected to materially change the characteristics of the Mortgage
                                 Loans.

Current Maximum Amount:          With respect to any distribution date, the sum
                                 of (i) the aggregate of the Stated Principal
                                 Balances of the mortgage loans held by the issuing entity at such time, and (ii) with respect to each distribution date on or prior to September 22, 2006, the aggregate amount on deposit in the Pre-Funding Account immediately prior to the distribution date, net of investment earnings on deposit therein.


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                                     Page 3

Pricing Prepayment Speed:

                                 o Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
                                 o   ARM Mortgage Loans: 28% CPR

Credit Enhancement:              The Offered Certificates are credit enhanced
                                 by:

                                 1)  Net monthly excess cashflow from the
                                     Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                                 2)  3.75% overcollateralization (funded
                                     upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 7.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the Current Maximum Amount as of the Cut-off Date, and

                                 3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate Class
                                 Certificate Balance of the subordinate
                                 certificates (together with any
                                 overcollateralization and taking into account the distributions of the Principal Distribution
                                 Amount and all payments of principal from the Swap Account, if any, for such Distribution
                                 Date) by (y) the Current Maximum Amount for that distribution date.

Stepdown Date:                   The later to occur of:

                                 (x)      The earlier of:

                                 (a)  The Distribution Date occurring in July
                                      2009; and

                                 (b)  The Distribution Date on which the
                                      aggregate balance of the Class A
                                      Certificates is reduced to zero; and

                                 (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 45.50%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including
                                 Mortgage Loans in foreclosure and Mortgage
                                 Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates    35.15% of the Senior
                                  remain outstanding      Enhancement Percentage

                                 On and after Class      44.30% of the Class M-1
                                  A pays off              Enhancement Percentage

Cumulative Loss Trigger Event:   A Cumulative Loss Trigger Event is in effect on
                                 any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                 Date through the last day of the related
                                 Prepayment Period divided by the Current
                                 Maximum Amount as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

                                 Months 25- 36          1.500% for the first
                                                         month, plus an
                                                         additional 1/12th of
                                                         1.850% for each month
                                                         thereafter (e.g.,
                                                         2.425% in Month 31)

                                 Months 37- 48           3.350% for the first
                                                         month, plus an
                                                         additional 1/12th of
                                                         1.950% for each month
                                                         thereafter (e.g.,
                                                         4.325% in Month 43)

                                 Months 49- 60           5.300% for the first
                                                         month, plus an
                                                         additional 1/12th of
                                                         1.500% for each month
                                                         thereafter (e.g.,
                                                         6.050% in Month 55)

                                 Months 61- 72           6.800% for the first
                                                         month, plus an
                                                         additional 1/12th of
                                                         0.850% for each month
                                                         thereafter (e.g.,
                                                         7.225% in Month 67)

                                 Months 73- thereafter   7.650%


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                                     Page 4

Initial Subordination            Class A:            22.75%
Percentage (includes prefunded   Class M-1:          18.05%
amounts):                        Class M-2:          14.35%
                                 Class M-3:          12.50%
                                 Class M-4:          10.80%
                                 Class M-5:           9.15%
                                 Class M-6:           7.60%
                                 Class B-1:           6.15%
                                 Class B-2:           4.80%
                                 Class B-3:           3.75%

Optional Clean-up Call:          When the current aggregate principal balance of
                                 the Mortgage Loans is less than or equal to 10% of the Current Maximum Amount as of the Cut-off
                                 Date.

Step-up Coupons:                 For all Offered Certificates the coupon will
                                 increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Group I Class A                  The Class A-1 Certificates will accrue interest
Certificates Pass-Through        at a variable rate equal to the least of (i)
Rate:                            one-month LIBOR plus [] bps ([] bps after the
                                 first distribution date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates    The Class A-2a, A-2b, A-2c and A-2d
Pass-Through Rate:               Certificates will accrue interest at a variable
                                 rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:     The Class M-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through Rate:     The Class M-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-3 Pass-Through Rate:     The Class M-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through Rate:     The Class M-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through Rate:     The Class M-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-6 Pass-Through Rate:     The Class M-6 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through Rate:     The Class B-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through Rate:     The Class B-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through Rate:     The Class B-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.


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                                     Page 5

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                 Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                For any Distribution Date, the weighted average
                                 of the interest rates for each Group I Mortgage
                                 Loan (in each case, less the applicable Expense
                                 Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment
                                 Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:               For any Distribution Date, the weighted average
                                 of the interest rates for each Group II
                                 Mortgage Loan (in each case, less the
                                 applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related
                                 Interest Accrual Period.

Swap Payment Rate:               For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or swap termination payment owed to the Swap
                                 Counterparty (other than any Defaulted Swap
                                 Termination Payment) for such Distribution Date and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related due period plus any amounts in the Pre-Funding
                                 Account, multiplied by 12.

Group I Class A Basis Risk       As to any Distribution Date, the supplemental
Carry Forward Amount:            interest amount for each of the Group I Class A
                                 Certificates will equal the sum of:

                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at the Group I Class A
                                        Certificates Pass-Through Rate (without
                                        regard to the Loan Group I Cap or WAC
                                        Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;

                                 (ii)   Any Group I Class A Basis Risk Carry
                                        Forward Amount remaining unpaid from
                                        prior Distribution Dates; and

                                 (iii) Interest on the amount in clause (ii) at the related Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk      As to any Distribution Date, the supplemental
Carry Forward Amount:            interest amount for each of the Group II Class
                                 A Certificates will equal the sum of:

                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at the Group II Class A
                                        Certificates Pass-Through Rate (without
                                        regard to the Loan Group II Cap or WAC
                                        Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;

                                 (ii)   Any Group II Class A Basis Risk Carry
                                        Forward Amount remaining unpaid from
                                        prior Distribution Dates; and

                                 (iii) Interest on the amount in clause (ii) at the related Group II Class A
                                        Certificates Pass-Through Rate (without
                                        regard to the Loan Group II Cap or WAC
                                        Cap).

Class M-1, M-2, M-3,             As to any Distribution Date, the supplemental
M-4, M-5, M-6, B-1, B-2          interest amount for each of the Class M-1, M-2,
and B-3 Basis Risk Carry         M-3, M-4, M-5, M-6, B-1, B-2 and B-3
Forward Amounts:                 Certificates will equal the sum of:

                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at such Certificates'
                                        applicable Pass-Through Rate (without
                                        regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                                 (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                                 (iii) Interest on the amount in clause (ii) at the Certificates' applicable
                                        Pass-Through Rate (without regard to the WAC Cap).


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                                     Page 6

Interest Distributions on        On each Distribution Date and after payments of
Offered Certificates:            servicing, trustee and custodian fees, if any,
                                 and other expenses, including any Net Swap
                                 Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance
                                 Amount will be allocated as follows:

                                 (i) The portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;

                                 (ii) The portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;

                                 (iii)  To the Class M-1 Certificates, its
                                        Accrued Certificate Interest;

                                 (iv)   To the Class M-2 Certificates, its
                                        Accrued Certificate Interest;

                                 (v)    To the Class M-3 Certificates, its
                                        Accrued Certificate Interest;

                                 (vi)   To the Class M-4 Certificates, its
                                        Accrued Certificate Interest;

                                 (vii)  To the Class M-5 Certificates, its
                                        Accrued Certificate Interest;

                                 (viii) To the Class M-6 Certificates, its
                                        Accrued Certificate Interest;

                                 (ix)   To the Class B-1 Certificates, its
                                        Accrued Certificate Interest;

                                 (x)    To the Class B-2 Certificates, its
                                        Accrued Certificate Interest; and

                                 (xi)   To the Class B-3 Certificates, its
                                        Accrued Certificate Interest.


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refer to important information and qualifications at the end of this material.
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                                     Page 7
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Principal Distributions on       On each Distribution Date (a) prior to the
Offered Certificates:            Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i)    to cover any Net Swap Payment and any
                                        swap termination payment due to the Swap
                                        Counterparty but not including any swap
                                        termination payment due to a default on
                                        the part of the Swap Counterparty;

                                 (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;

                                 (iii) to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (iv) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (v) to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (vi) to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (vii) to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (viii) to the Class M-6 Certificates, until the
                                        Class Certificate Balance has been
                                        reduced to zero;

                                 (ix) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                                 (x) to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and

                                 (xi) to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i)    to cover any Net Swap Payment and
                                        any swap termination payment due to the
                                        Swap Counterparty but not including any
                                        swap termination payment due to a
                                        default on the part of the Swap
                                        Counterparty;

                                 (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;

                                 (iii)  to the Class M-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-1
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (iv)   to the Class M-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-2
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (v)    to the Class M-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-3
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (vi)   to the Class M-4 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-4
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (vii)  to the Class M-5 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-5
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (viii) to the Class M-6 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-6
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (ix)   to the Class B-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-1
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero;

                                 (x)    to the Class B-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-2
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero; and

                                 (xi)   to the Class B-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-3
                                        Principal Distribution Amount, until the
                                        Class Certificate Balance thereof has
                                        been reduced to zero.


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refer to important information and qualifications at the end of this material.
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                                     Page 8

Class A Principal Allocation:    Except as described below, the Group II Class A
                                 Certificates will receive principal
                                 sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a
                                 Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class
                                 Certificate Balance of the Class A-2b
                                 Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class
                                 Certificate Balance of the Class A-2c
                                 Certificates has been reduced to zero.

                                 All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                 However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Certificate Balance of that Class.


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                                     Page 9

Swap Payment Priority:           All payments due under the swap agreement and
                                 any swap termination payment pursuant to the swap agreement, including, without limitation, any Senior Defaulted Swap Termination Payment, will be deposited into the Swap Account, and allocated in the following order of priority:

                                 (i) to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;

                                 (ii) to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;

                                 (iii) to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                                 (iv)   to the Class M-1, M-2, M-3, M-4, M-5,
                                        M-6, B-1, B-2 and B-3 Certificates,
                                        Accrued Certificate Interest and unpaid
                                        interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                                 (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                                 (vi)   concurrently, to the Class A-1, A-2a,
                                        A-2b, A-2c and A-2d Certificates, any
                                        Basis Risk Carry Forward Amount for such
                                        Class up to the respective Swap Payment
                                        Allocation, to the extent not yet paid;

                                 (vii)  sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                        Certificates, any Basis Risk Carry
                                        Forward Amount for such Class up to the
                                        respective Swap Payment Allocation, to
                                        the extent not yet paid;

                                 (viii) concurrently, to the Class A
                                        Certificates, Class M Certificates and
                                        Class B Certificates, any unpaid Basis
                                        Risk Carryforward Amount, pro rata based on need;

                                 (ix)   sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                        Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                                 (x) to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

                                 (xi) all remaining amounts to the holder of the Class X Certificates.

                                 In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

                                 Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap            As of any date, the lesser of (i) any payments
Termination Payment:             received by the Trust as a result of entering
                                 into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap
                                 Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.


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refer to important information and qualifications at the end of this material.
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                                    Page 10

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cashflow:                 Excess Cashflow shall be paid as follows:

                                 (i)     to the Class M-1 Certificates, the
                                         unpaid interest shortfall amount;

                                 (ii)    to the Class M-1 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (iii)   to the Class M-2 Certificates, the
                                         unpaid interest shortfall amount;

                                 (iv)    to the Class M-2 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (v)     to the Class M-3 Certificates, the
                                         unpaid interest shortfall amount;

                                 (vi)    to the Class M-3 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (vii)   to the Class M-4 Certificates, the
                                         unpaid interest shortfall amount;

                                 (viii)  to the Class M-4 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (ix)    to the Class M-5 Certificates, the
                                         unpaid interest shortfall amount;

                                 (x)     to the Class M-5 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (xi)    to the Class M-6 Certificates, the
                                         unpaid interest shortfall amount;

                                 (xii)   to the Class M-6 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (xiii)  to the Class B-1 Certificates, the
                                         unpaid interest shortfall amount;

                                 (xiv)   to the Class B-1 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (xv)    to the Class B-2 Certificates, the
                                         unpaid interest shortfall amount;

                                 (xvi)   to the Class B-2 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (xvii)  to the Class B-3 Certificates, the
                                         unpaid interest shortfall amount;

                                 (xviii) to the Class B-3 Certificates, the
                                         allocated unreimbursed realized loss
                                         amount;

                                 (xix) concurrently, any Group I Class A Basis Risk Carry Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and

                                 (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                         Certificates, in such order, any Basis
                                         Risk Carry Forward Amount for such
                                         classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:   On any Distribution Date, the sum of (i) the
                                 Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution     On any Distribution Date, the excess of (i) the
Amount:                          aggregate principal remittance amount over (ii)
                                 the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution     For any Distribution Date, the lesser of (i)
Amount:                          the excess of (x) interest collected or
                                 advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over
                                 (y) the sum of interest payable on the
                                 Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:      For any Distribution Date, means the excess, if
                                 any of (i) the overcollateralization and (ii) the required overcollateralization for such
                                 Distribution Date.

Class A Principal Allocation     For any Distribution Date, the percentage
Percentage:                      equivalent of a fraction, determined as
                                 follows: (i) in the case of the Group I Class A
                                 Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I
                                 Mortgage Loans and the denominator of which is
                                 (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.


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refer to important information and qualifications at the end of this material.
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                                    Page 11

Class A Principal Distribution   For any Distribution Date, an amount equal to
Amount:                          the excess of (x) the aggregate Class
                                 Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.50% and (ii) the Current
                                 Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class M-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.90% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class M-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.30% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class M-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.00% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class M-4 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.40% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class M-5 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.70% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.


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refer to important information and qualifications at the end of this material.
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                                    Page 12

Class M-6 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.80% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class B-1 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.70% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Class B-2 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.40% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.


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refer to important information and qualifications at the end of this material.
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                                    Page 13
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Class B-3 Principal              For any Distribution Date, an amount equal to
Distribution Amount:             the excess of (x) the sum of (i) the aggregate
                                 Class Certificate Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Class Certificate Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Class Certificate Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Class Certificate Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Class Certificate Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Class Certificate Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Class Certificate Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Class Certificate Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Class Certificate Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.50% and
                                 (ii) the Current Maximum Amount as of the last day of the related Due Period and (B) the excess, if any, of the Current Maximum Amount as of the last day of the related Due Period over $7,999,997.

Allocation of Losses:            If on any distribution date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the Current
                                 Maximum Amount for that distribution date, the Class Certificate Balance of the applicable
                                 Class M or Class B certificates will be
                                 reduced, in inverse order of seniority
                                 (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero.
                                 This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event
                                 Applied Realized Loss Amounts are allocated to any class of certificates, its Class
                                 Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis
                                 Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related distribution date.

Trust Tax Status:                Portions of the trust will be treated as
                                 multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                 The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley
                                 ABS Capital I Inc. Trust 2006-HE5 transaction.

SMMEA Eligibility:               None of the Certificates will be SMMEA
                                 eligible.

Registration Statement           This term sheet does not contain all
and Prospectus:                  information that is required to be included in
                                 a registration statement, or in a base
                                 prospectus and prospectus supplement.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                 The Depositor has filed a registration
                                 statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/
                                 000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS
                                 CAPITAL I INC. TRUST 2006-HE5 TRANSACTION
                                 REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                                 SHOULD BE CONSIDERED IN CONNECTION WITH AN
                                 INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com
                                 /institutional/abs_spi/Subprime.html.
                                 On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    4.92          4.13         3.29          2.37          1.72          1.21          1.01
        First Payment Date         7/25/2006    7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     6/25/2009    12/25/2008
        Window                      1 - 178      1 - 153       1 - 122       1 - 89        1 - 69        1 - 36        1 - 30

 A-2a   WAL (yrs)                    1.58          1.33         1.07          0.80          0.64          0.53          0.45
        First Payment Date         7/25/2006    7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity   10/25/2009    3/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007     5/25/2007
        Window                      1 - 40        1 - 33       1 - 26        1 - 20        1 - 16        1 - 13        1 - 11

 A-2b   WAL (yrs)                    4.11          3.42         2.72          2.00          1.58          1.29          1.08
        First Payment Date        10/25/2009    3/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007     5/25/2007
        Expected Final Maturity    8/25/2011    10/25/2010   11/25/2009    11/25/2008     5/25/2008     1/25/2008    10/25/2007
        Window                      40 - 62      33 - 52       26 - 41       20 - 29       16 - 23       13 - 19       11 - 16

 A-2c   WAL (yrs)                    7.69          6.39         5.07          3.50          2.32          1.88          1.57
        First Payment Date         8/25/2011    10/25/2010   11/25/2009    11/25/2008     5/25/2008     1/25/2008    10/25/2007
        Expected Final Maturity    7/25/2017    9/25/2015    10/25/2013    10/25/2011     4/25/2009     9/25/2008     5/25/2008
        Window                     62 - 133      52 - 111      41 - 88       29 - 64       23 - 34       19 - 27       16 - 23

 A-2d   WAL (yrs)                    13.89        11.80         9.39          6.86          4.90          2.62          2.17
        First Payment Date         7/25/2017    9/25/2015    10/25/2013    10/25/2011     4/25/2009     9/25/2008     5/25/2008
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     6/25/2009    12/25/2008
        Window                     133 - 178    111 - 153     88 - 122       64 - 89       34 - 69       27 - 36       23 - 30

  M-1   WAL (yrs)                    9.93          8.35         6.64          5.09          4.81          4.60          3.67
        First Payment Date         4/25/2011    6/25/2010     8/25/2009    12/25/2009     8/25/2010     6/25/2009    12/25/2008
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       42 - 89       50 - 69       36 - 56       30 - 46

  M-2   WAL (yrs)                    9.93          8.35         6.64          5.03          4.47          4.60          3.80
        First Payment Date         4/25/2011    6/25/2010     8/25/2009    11/25/2009     3/25/2010    10/25/2010     2/25/2010
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       41 - 89       45 - 69       52 - 56       44 - 46

  M-3   WAL (yrs)                    9.93          8.35         6.64          5.00          4.33          4.29          3.58
        First Payment Date         4/25/2011    6/25/2010     8/25/2009    10/25/2009     2/25/2010     7/25/2010    11/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       40 - 89       44 - 69       49 - 56       41 - 46

  M-4   WAL (yrs)                    9.93          8.35         6.64          4.99          4.26          4.10          3.42
        First Payment Date         4/25/2011    6/25/2010     8/25/2009     9/25/2009    12/25/2009     4/25/2010     9/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       39 - 89       42 - 69       46 - 56       39 - 46

  M-5   WAL (yrs)                    9.93          8.35         6.64          4.98          4.21          3.97          3.30
        First Payment Date         4/25/2011    6/25/2010     8/25/2009     9/25/2009    11/25/2009     2/25/2010     7/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       39 - 89       41 - 69       44 - 56       37 - 46

  M-6   WAL (yrs)                    9.93          8.35         6.64          4.96          4.17          3.86          3.21
        First Payment Date         4/25/2011    6/25/2010     8/25/2009     8/25/2009    10/25/2009    12/25/2009     5/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       38 - 89       40 - 69       42 - 56       35 - 46

  B-1   WAL (yrs)                    9.93          8.35         6.64          4.96          4.14          3.78          3.13
        First Payment Date         4/25/2011    6/25/2010     8/25/2009     8/25/2009     9/25/2009    11/25/2009     4/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       38 - 89       39 - 69       41 - 56       34 - 46

  B-2   WAL (yrs)                    9.93          8.35         6.64          4.96          4.11          3.71          3.08
        First Payment Date         4/25/2011    6/25/2010     8/25/2009     8/25/2009     9/25/2009    10/25/2009     3/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       38 - 89       39 - 69       40 - 56       33 - 46

  B-3   WAL (yrs)                    9.93          8.35         6.64          4.94          4.08          3.66          3.04
        First Payment Date         4/25/2011    6/25/2010     8/25/2009     7/25/2009     8/25/2009     9/25/2009     3/25/2009
        Expected Final Maturity    4/25/2021    3/25/2019     8/25/2016    11/25/2013     3/25/2012     2/25/2011     4/25/2010
        Window                     58 - 178      48 - 153     38 - 122       37 - 89       38 - 69       39 - 56       33 - 46


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

        PPC (%)                       50            60            75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.31          4.46          3.56          2.59          1.89          1.21          1.01
        First Payment Date         7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity    2/25/2035     7/25/2032     5/25/2028    12/25/2022     8/25/2019     6/25/2009    12/25/2008
        Window                      1 - 344       1 - 313       1 - 263       1 - 198       1 - 158       1 - 36        1 - 30

 A-2a   WAL (yrs)                    1.58          1.33          1.07          0.80          0.64          0.53          0.45
        First Payment Date         7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006     7/25/2006
        Expected Final Maturity   10/25/2009     3/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007     5/25/2007
        Window                      1 - 40        1 - 33        1 - 26        1 - 20        1 - 16        1 - 13        1 - 11

 A-2b   WAL (yrs)                    4.11          3.42          2.72          2.00          1.58          1.29          1.08
        First Payment Date        10/25/2009     3/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007     5/25/2007
        Expected Final Maturity    8/25/2011    10/25/2010    11/25/2009    11/25/2008     5/25/2008     1/25/2008    10/25/2007
        Window                      40 - 62       33 - 52       26 - 41       20 - 29       16 - 23       13 - 19       11 - 16

 A-2c   WAL (yrs)                    7.69          6.39          5.07          3.50          2.32          1.88          1.57
        First Payment Date         8/25/2011    10/25/2010    11/25/2009    11/25/2008     5/25/2008     1/25/2008    10/25/2007
        Expected Final Maturity    7/25/2017     9/25/2015    10/25/2013    10/25/2011     4/25/2009     9/25/2008     5/25/2008
        Window                     62 - 133      52 - 111       41 - 88       29 - 64       23 - 34       19 - 27       16 - 23

 A-2d   WAL (yrs)                    16.43         14.03         11.32         8.37          6.08          2.62          2.17
        First Payment Date         7/25/2017     9/25/2015    10/25/2013    10/25/2011     4/25/2009     9/25/2008     5/25/2008
        Expected Final Maturity    1/25/2035     6/25/2032     4/25/2028    11/25/2022     7/25/2019     6/25/2009    12/25/2008
        Window                     133 - 343     111 - 312     88 - 262      64 - 197      34 - 157       27 - 36       23 - 30

  M-1   WAL (yrs)                    10.90         9.19          7.35          5.65          5.25          6.93          5.54
        First Payment Date         4/25/2011     6/25/2010     8/25/2009    12/25/2009     8/25/2010     6/25/2009    12/25/2008
        Expected Final Maturity    8/25/2032     7/25/2029     5/25/2025    11/25/2020     9/25/2017     1/25/2017     3/25/2015
        Window                     58 - 314      48 - 277      38 - 227      42 - 173      50 - 135      36 - 127      30 - 105

  M-2   WAL (yrs)                    10.87         9.16          7.32          5.57          4.89          5.08          4.26
        First Payment Date         4/25/2011     6/25/2010     8/25/2009    11/25/2009     3/25/2010    10/25/2010     2/25/2010
        Expected Final Maturity    9/25/2031     7/25/2028     6/25/2024     2/25/2020     2/25/2017     1/25/2015     7/25/2013
        Window                     58 - 303      48 - 265      38 - 216      41 - 164      45 - 128      52 - 103       44 - 85

  M-3   WAL (yrs)                    10.84         9.13          7.30          5.52          4.74          4.61          3.85
        First Payment Date         4/25/2011     6/25/2010     8/25/2009    10/25/2009     2/25/2010     7/25/2010    11/25/2009
        Expected Final Maturity    9/25/2030     7/25/2027     7/25/2023     5/25/2019     7/25/2016     7/25/2014     2/25/2013
        Window                     58 - 291      48 - 253      38 - 205      40 - 155      44 - 121       49 - 97       41 - 80

  M-4   WAL (yrs)                    10.81         9.10          7.27          5.49          4.65          4.41          3.67
        First Payment Date         4/25/2011     6/25/2010     8/25/2009     9/25/2009    12/25/2009     4/25/2010     9/25/2009
        Expected Final Maturity    2/25/2030    11/25/2026     1/25/2023    12/25/2018     3/25/2016     4/25/2014    11/25/2012
        Window                     58 - 284      48 - 245      38 - 199      39 - 150      42 - 117       46 - 94       39 - 77

  M-5   WAL (yrs)                    10.78         9.07          7.24          5.45          4.59          4.26          3.54
        First Payment Date         4/25/2011     6/25/2010     8/25/2009     9/25/2009    11/25/2009     2/25/2010     7/25/2009
        Expected Final Maturity    5/25/2029     3/25/2026     6/25/2022     7/25/2018    11/25/2015    12/25/2013     8/25/2012
        Window                     58 - 275      48 - 237      38 - 192      39 - 145      41 - 113       44 - 90       37 - 74

  M-6   WAL (yrs)                    10.73         9.02          7.21          5.41          4.52          4.13          3.43
        First Payment Date         4/25/2011     6/25/2010     8/25/2009     8/25/2009    10/25/2009    12/25/2009     5/25/2009
        Expected Final Maturity    7/25/2028     6/25/2025    10/25/2021    12/25/2017     6/25/2015     9/25/2013     5/25/2012
        Window                     58 - 265      48 - 228      38 - 184      38 - 138      40 - 108       42 - 87       35 - 71

  B-1   WAL (yrs)                    10.66         8.96          7.17          5.36          4.46          4.02          3.34
        First Payment Date         4/25/2011     6/25/2010     8/25/2009     8/25/2009     9/25/2009    11/25/2009     4/25/2009
        Expected Final Maturity    8/25/2027     7/25/2024     4/25/2021     5/25/2017    12/25/2014     4/25/2013     2/25/2012
        Window                     58 - 254      48 - 217      38 - 178      38 - 131      39 - 102       41 - 82       34 - 68

  B-2   WAL (yrs)                    10.56         8.86          7.09          5.30          4.38          3.92          3.25
        First Payment Date         4/25/2011     6/25/2010     8/25/2009     8/25/2009     9/25/2009    10/25/2009     3/25/2009
        Expected Final Maturity    6/25/2026     6/25/2023     6/25/2020     9/25/2016     6/25/2014    11/25/2012     9/25/2011
        Window                     58 - 240      48 - 204      38 - 168      38 - 123       39 - 96       40 - 77       33 - 63

  B-3   WAL (yrs)                    10.41         8.74          6.98          5.20          4.29          3.82          3.17
        First Payment Date         4/25/2011     6/25/2010     8/25/2009     7/25/2009     8/25/2009     9/25/2009     3/25/2009
        Expected Final Maturity    2/25/2025     3/25/2022     5/25/2019    12/25/2015    11/25/2013     5/25/2012     5/25/2011
        Window                     58 - 224      48 - 189      38 - 155      37 - 114       38 - 89       39 - 71       33 - 59


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.18            2.46            1.91
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                             1 - 121         1 - 95          1 - 77

  A-2a   WAL (yrs)                           1.02            0.81            0.67
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity           8/25/2008       2/25/2008      11/25/2007
         Window                             1 - 26          1 - 20          1 - 17

  A-2b   WAL (yrs)                           2.67            2.09            1.71
         First Payment Date                8/25/2008       2/25/2008      11/25/2007
         Expected Final Maturity          11/25/2009       1/25/2009       7/25/2008
         Window                             26 - 41         20 - 31         17 - 25

  A-2c   WAL (yrs)                           5.06            3.82            2.67
         First Payment Date               11/25/2009       1/25/2009       7/25/2008
         Expected Final Maturity          10/25/2013       3/25/2012       2/25/2011
         Window                             41 - 88         31 - 69         25 - 56

  A-2d   WAL (yrs)                           9.36            7.35            5.96
         First Payment Date               10/25/2013       3/25/2012       2/25/2011
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            88 - 121         69 - 95         56 - 77

  M-1    WAL (yrs)                           6.59            5.31            4.83
         First Payment Date                7/25/2009      11/25/2009       5/25/2010
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         41 - 95         47 - 77

  M-2    WAL (yrs)                           6.59            5.27            4.64
         First Payment Date                7/25/2009      10/25/2009       1/25/2010
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         40 - 95         43 - 77

  M-3    WAL (yrs)                           6.59            5.26            4.55
         First Payment Date                7/25/2009       9/25/2009      12/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         39 - 95         42 - 77

  M-4    WAL (yrs)                           6.59            5.25            4.52
         First Payment Date                7/25/2009       9/25/2009      11/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         39 - 95         41 - 77

  M-5    WAL (yrs)                           6.59            5.24            4.48
         First Payment Date                7/25/2009       8/25/2009      10/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         38 - 95         40 - 77

  M-6    WAL (yrs)                           6.59            5.23            4.46
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         38 - 95         39 - 77

  B-1    WAL (yrs)                           6.59            5.23            4.43
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         38 - 95         39 - 77

  B-2    WAL (yrs)                           6.59            5.22            4.42
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         37 - 95         38 - 77

  B-3    WAL (yrs)                           6.59            5.21            4.40
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           7/25/2016       5/25/2014      11/25/2012
         Window                            37 - 121         37 - 95         38 - 77


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.43            2.65            2.06
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity           6/25/2027       1/25/2023      11/25/2019
         Window                             1 - 252         1 - 199         1 - 161

  A-2a   WAL (yrs)                           1.02            0.81            0.67
         First Payment Date                7/25/2006       7/25/2006       7/25/2006
         Expected Final Maturity           8/25/2008       2/25/2008      11/25/2007
         Window                             1 - 26          1 - 20          1 - 17

  A-2b   WAL (yrs)                           2.67            2.09            1.71
         First Payment Date                8/25/2008       2/25/2008      11/25/2007
         Expected Final Maturity          11/25/2009       1/25/2009       7/25/2008
         Window                             26 - 41         20 - 31         17 - 25

  A-2c   WAL (yrs)                           5.06            3.82            2.67
         First Payment Date               11/25/2009       1/25/2009       7/25/2008
         Expected Final Maturity          10/25/2013       3/25/2012       2/25/2011
         Window                             41 - 88         31 - 69         25 - 56

  A-2d   WAL (yrs)                           11.43           9.03            7.37
         First Payment Date               10/25/2013       3/25/2012       2/25/2011
         Expected Final Maturity           6/25/2028       2/25/2024       1/25/2021
         Window                            88 - 264        69 - 212        56 - 175

  M-1    WAL (yrs)                           7.31            5.90            5.31
         First Payment Date                7/25/2009      11/25/2009       5/25/2010
         Expected Final Maturity           7/25/2025       8/25/2021      12/25/2018
         Window                            37 - 229        41 - 182        47 - 150

  M-2    WAL (yrs)                           7.29            5.84            5.11
         First Payment Date                7/25/2009      10/25/2009       1/25/2010
         Expected Final Maturity           8/25/2024      12/25/2020       4/25/2018
         Window                            37 - 218        40 - 174        43 - 142

  M-3    WAL (yrs)                           7.26            5.80            5.00
         First Payment Date                7/25/2009       9/25/2009      12/25/2009
         Expected Final Maturity           9/25/2023       3/25/2020       9/25/2017
         Window                            37 - 207        39 - 165        42 - 135

  M-4    WAL (yrs)                           7.24            5.78            4.95
         First Payment Date                7/25/2009       9/25/2009      11/25/2009
         Expected Final Maturity           2/25/2023      10/25/2019       4/25/2017
         Window                            37 - 200        39 - 160        41 - 130

  M-5    WAL (yrs)                           7.21            5.74            4.90
         First Payment Date                7/25/2009       8/25/2009      10/25/2009
         Expected Final Maturity           7/25/2022       4/25/2019      11/25/2016
         Window                            37 - 193        38 - 154        40 - 125

  M-6    WAL (yrs)                           7.17            5.70            4.85
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity          11/25/2021       9/25/2018       6/25/2016
         Window                            37 - 185        38 - 147        39 - 120

  B-1    WAL (yrs)                           7.13            5.66            4.79
         First Payment Date                7/25/2009       8/25/2009       9/25/2009
         Expected Final Maturity           3/25/2021       2/25/2018      12/25/2015
         Window                            37 - 177        38 - 140        39 - 114

  B-2    WAL (yrs)                           7.05            5.59            4.72
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           5/25/2020       5/25/2017       5/25/2015
         Window                            37 - 167        37 - 131        38 - 107

  B-3    WAL (yrs)                           6.94            5.49            4.63
         First Payment Date                7/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity           5/25/2019       8/25/2016       9/25/2014
         Window                            37 - 155        37 - 122         38 - 99


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

        Period              A-1 Cap (%)          A-2a Cap (%)          A-2b Cap (%)         A-2c Cap (%)          A-2d Cap (%)
--------------------- ---------------------- --------------------- ------------------- --------------------- --------------------
                             Actual/360           Actual/360            Actual/360           Actual/360            Actual/360
          0                      -                    -                     -                     -                    -
          1                     (3)                  (3)                   (3)                   (3)                  (3)
          2                     (3)                  (3)                   (3)                   (3)                  (3)
          3                     (3)                  (3)                   (3)                   (3)                  (3)
          4                    20.12                20.98                 20.90                 21.10                21.50
          5                    20.12                20.06                 20.10                 20.15                20.25
          6                    20.12                20.06                 20.10                 20.15                20.25
          7                    20.12                20.06                 20.10                 20.15                20.25
          8                    20.12                20.06                 20.10                 20.15                20.25
          9                    20.12                20.06                 20.10                 20.15                20.25
          10                   20.12                20.06                 20.10                 20.15                20.25
          11                   20.12                20.06                 20.10                 20.15                20.25
          12                   20.12                20.06                 20.10                 20.15                20.25
          13                   20.12                20.06                 20.10                 20.15                20.25
          14                   20.12                20.06                 20.10                 20.15                20.25
          15                   20.12                20.06                 20.10                 20.15                20.25
          16                   20.12                20.06                 20.10                 20.15                20.24
          17                   19.87                19.96                 19.96                 19.96                19.96
          18                   19.86                19.95                 19.95                 19.95                19.95
          19                   19.58                19.67                 19.67                 19.67                19.67
          20                   19.45                19.54                 19.54                 19.54                19.54
          21                   19.62                  -                   19.72                 19.72                19.72
          22                   19.18                  -                   19.27                 19.27                19.27
          23                   19.16                  -                   19.26                 19.26                19.26
          24                   14.20                  -                   14.71                 14.71                14.71
          25                   14.51                  -                   15.07                 15.07                15.07
          26                   12.81                  -                   13.35                 13.35                13.35
          27                   12.83                  -                   13.37                 13.37                13.37
          28                   13.17                  -                   13.73                 13.73                13.73
          29                   12.92                  -                   13.46                 13.46                13.46
          30                   14.31                  -                     -                   14.80                14.80
          31                   14.10                  -                     -                   14.56                14.56
          32                   14.16                  -                     -                   14.63                14.63
          33                   15.36                  -                     -                   15.88                15.88
          34                   14.31                  -                     -                   14.78                14.78
          35                   14.75                  -                     -                   15.22                15.22
          36                   15.44                  -                     -                   15.85                15.85
          37                   73.32                  -                     -                   73.74                73.74
          38                   20.08                  -                     -                   20.48                20.48
          39                   19.87                  -                     -                   20.27                20.27
          40                   20.22                  -                     -                   20.64                20.64
          41                   19.50                  -                     -                   19.89                19.89
          42                   20.89                  -                     -                   21.24                21.24
          43                   20.21                  -                     -                   20.53                20.53
          44                   20.03                  -                     -                   20.35                20.35

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

        Period              A-1 Cap (%)          A-2a Cap (%)          A-2b Cap (%)         A-2c Cap (%)          A-2d Cap (%)
--------------------- ---------------------- --------------------- ------------------- --------------------- --------------------
                             Actual/360           Actual/360            Actual/360           Actual/360            Actual/360
          45                   21.65                  -                     -                   22.00                22.00
          46                   19.68                  -                     -                   20.01                20.01
          47                   20.23                  -                     -                   20.55                20.55
          48                   20.23                  -                     -                   20.38                20.38
          49                   20.83                  -                     -                   20.97                20.97
          50                   20.23                  -                     -                   20.36                20.36
          51                   20.20                  -                     -                   20.33                20.33
          52                   20.75                  -                     -                   20.89                20.89
          53                   20.16                  -                     -                   20.29                20.29
          54                   20.73                  -                     -                   20.87                20.87
          55                   20.14                  -                     -                   20.27                20.27
          56                   20.12                  -                     -                   20.25                20.25
          57                   20.07                  -                     -                   20.21                20.21
          58                   18.12                  -                     -                   18.25                18.25
          59                   18.72                  -                     -                   18.85                18.85
          60                   18.13                  -                     -                   18.25                18.25
          61                   18.73                  -                     -                   18.86                18.86
          62                   18.12                  -                     -                   18.24                18.24
          63                   18.11                  -                     -                   18.24                18.24
          64                   18.71                  -                     -                   18.84                18.84
          65                   18.10                  -                     -                   18.23                18.23
          66                   18.70                  -                     -                     -                  18.83
          67                   18.09                  -                     -                     -                  18.22
          68                   18.08                  -                     -                     -                  18.21
          69                   19.32                  -                     -                     -                  19.46
          70                   18.06                  -                     -                     -                  18.20
          71                   18.66                  -                     -                     -                  18.80
          72                   18.05                  -                     -                     -                  18.19
          73                   18.65                  -                     -                     -                  18.79
          74                   18.04                  -                     -                     -                  18.17
          75                   18.03                  -                     -                     -                  18.17
          76                   18.62                  -                     -                     -                  18.77
          77                   18.02                  -                     -                     -                  18.16
          78                   18.61                  -                     -                     -                  18.76
          79                   18.00                  -                     -                     -                  18.15
          80                   18.00                  -                     -                     -                  18.14
          81                   19.92                  -                     -                     -                  20.08
          82                   17.98                  -                     -                     -                  18.13
          83                   18.57                  -                     -                     -                  18.73
          84                   17.97                  -                     -                     -                  18.12
          85                   18.56                  -                     -                     -                  18.71
          86                   17.95                  -                     -                     -                  18.10
          87                   17.95                  -                     -                     -                  18.10
          88                   18.54                  -                     -                     -                  18.70
          89                   17.93                  -                     -                     -                  18.09

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

        Period              A-1 Cap (%)          A-2a Cap (%)          A-2b Cap (%)         A-2c Cap (%)          A-2d Cap (%)
--------------------- ---------------------- --------------------- ------------------- --------------------- --------------------
                             Actual/360           Actual/360            Actual/360           Actual/360            Actual/360
          90                   18.52                  -                     -                     -                  18.68
          91                   17.92                  -                     -                     -                  18.07
          92                   17.91                  -                     -                     -                  18.07
          93                   19.82                  -                     -                     -                  20.00
          94                   17.90                  -                     -                     -                  18.06
          95                   18.48                  -                     -                     -                  18.65
          96                   17.88                  -                     -                     -                  18.04
          97                   18.47                  -                     -                     -                  18.64
          98                   17.87                  -                     -                     -                  18.03
          99                   17.86                  -                     -                     -                  18.03
         100                   18.45                  -                     -                     -                  18.62
         101                   17.84                  -                     -                     -                  18.01
         102                   18.43                  -                     -                     -                  18.61
         103                   17.83                  -                     -                     -                  18.00
         104                   17.82                  -                     -                     -                  18.00
         105                   17.24                  -                     -                     -                  17.44
         106                   13.70                  -                     -                     -                  13.88
         107                   14.19                  -                     -                     -                  14.38
         108                   13.77                  -                     -                     -                  13.95
         109                   14.28                  -                     -                     -                  14.46
         110                   13.86                  -                     -                     -                  14.04
         111                   13.90                  -                     -                     -                  14.08
         112                   14.41                  -                     -                     -                  14.60
         113                   13.99                  -                     -                     -                  14.17
         114                   14.50                  -                     -                     -                  14.69
         115                   14.08                  -                     -                     -                  14.27
         116                   14.13                  -                     -                     -                  14.32
         117                   15.16                  -                     -                     -                  15.36
         118                   14.23                  -                     -                     -                  14.42
         119                   14.76                  -                     -                     -                  14.96
         120                   14.34                  -                     -                     -                  14.53
         121                   14.88                  -                     -                     -                  15.08
         122                   14.46                  -                     -                     -                  14.65
         123                   14.52                  -                     -                     -                  14.71
         124                   15.06                  -                     -                     -                  15.27
         125                   14.64                  -                     -                     -                  14.84
         126                   15.20                  -                     -                     -                  15.40
         127                   14.77                  -                     -                     -                  14.98
         128                   14.84                  -                     -                     -                  15.05
         129                   16.51                  -                     -                     -                  16.74
         130                   14.99                  -                     -                     -                  15.19
         131                   15.57                  -                     -                     -                  15.78
         132                   15.14                  -                     -                     -                  15.35
         133                   15.73                  -                     -                     -                  15.94
         134                   15.30                  -                     -                     -                  15.51

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

        Period              A-1 Cap (%)          A-2a Cap (%)          A-2b Cap (%)         A-2c Cap (%)          A-2d Cap (%)
--------------------- ---------------------- --------------------- ------------------- --------------------- --------------------
                             Actual/360           Actual/360            Actual/360           Actual/360            Actual/360
         135                   15.39                  -                     -                     -                  15.60
         136                   15.99                  -                     -                     -                  16.21
         137                   15.56                  -                     -                     -                  15.78
         138                   16.18                  -                     -                     -                  16.40
         139                   15.75                  -                     -                     -                  15.97
         140                   15.85                  -                     -                     -                  16.07
         141                   17.66                  -                     -                     -                  17.90
         142                   16.05                  -                     -                     -                  16.27
         143                   16.70                  -                     -                     -                  16.92
         144                   16.27                  -                     -                     -                  16.49
         145                   16.92                  -                     -                     -                  17.15
         146                   16.49                  -                     -                     -                  16.72
         147                   16.61                  -                     -                     -                  16.83
         148                   17.29                  -                     -                     -                  17.52
         149                   16.86                  -                     -                     -                  17.08
         150                   17.55                  -                     -                     -                  17.79
         151                   17.12                  -                     -                     -                  17.34
         152                   17.25                  -                     -                     -                  17.48
         153                   19.25                  -                     -                     -                  19.51
         154                   17.53                  -                     -                     -                  17.77
         155                   18.27                  -                     -                     -                  18.51
         156                   17.83                  -                     -                     -                  18.07
         157                   18.59                  -                     -                     -                  18.83
         158                   18.15                  -                     -                     -                  18.38
         159                   18.31                  -                     -                     -                  18.55
         160                   19.10                  -                     -                     -                  19.34
         161                   18.66                  -                     -                     -                  18.89
         162                   19.46                  -                     -                     -                  19.71
         163                   19.02                  -                     -                     -                  19.26
         164                   19.21                  -                     -                     -                  19.45
         165                   20.74                  -                     -                     -                  21.00
         166                   19.60                  -                     -                     -                  19.84
         167                   20.46                  -                     -                     -                  20.71
         168                   20.01                  -                     -                     -                  20.26
         169                   20.90                  -                     -                     -                  21.16
         170                   20.45                  -                     -                     -                  20.70
         171                   20.68                  -                     -                     -                  20.93
         172                   21.61                  -                     -                     -                  21.87
         173                   21.15                  -                     -                     -                  21.40
         174                   22.14                  -                     -                     -                  22.40
         175                   21.92                  -                     -                     -                  22.17
         176                   22.45                  -                     -                     -                  22.70
         177                   25.67                  -                     -                     -                  25.93
         178                   23.83                  -                     -                     -                  24.07
         179                   27.70                  -                     -                     -                  28.06

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

        Period              A-1 Cap (%)          A-2a Cap (%)          A-2b Cap (%)         A-2c Cap (%)          A-2d Cap (%)
--------------------- ---------------------- --------------------- ------------------- --------------------- --------------------
                             Actual/360           Actual/360            Actual/360           Actual/360            Actual/360
         180                   28.61                  -                     -                     -                  28.99
         181                   30.76                  -                     -                     -                  31.15
         182                   31.07                  -                     -                     -                  31.45
         183                   32.52                  -                     -                     -                  32.90
         184                   35.31                  -                     -                     -                  35.70
         185                   36.04                  -                     -                     -                  36.43
         186                   39.47                  -                     -                     -                  39.87
         187                   40.71                  -                     -                     -                  41.09
         188                   43.65                  -                     -                     -                  44.03
         189                   52.21                  -                     -                     -                  52.63
         190                   51.40                  -                     -                     -                  51.78
         191                   58.53                  -                     -                     -                  58.93
         192                   63.27                  -                     -                     -                  63.66
         193                   74.33                  -                     -                     -                  74.73
         194                   83.71                  -                     -                     -                  84.10
         195                  100.65                  -                     -                     -                  101.04
         196                  131.34                  -                     -                     -                  131.74
         197                  174.14                  -                     -                     -                  174.53
         198                  290.43                  -                     -                     -                    -
         199                     *                    -                     -                     -                    -
         200                     -                    -                     -                     -                    -

* In Period 199 the Class A-1 has a beginning balance of approximately $125,382 and is paid approximately $174,795 in interest.


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                  Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

     0            --            --            --            --            --            --            --            --            --
     1           (3)           (3)           (3)           (3)           (3)           (3)           (3)           (3)           (3)
     2           (3)           (3)           (3)           (3)           (3)           (3)           (3)           (3)           (3)
     3           (3)           (3)           (3)           (3)           (3)           (3)           (3)           (3)           (3)
     4         22.53         22.61         22.69         22.89         23.01         23.21         25.12         25.72         28.92
     5         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
     6         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
     7         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
     8         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
     9         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
    10         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
    11         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
    12         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
    13         20.30         20.32         20.34         20.39         20.42         20.47         20.95         21.10         21.90
    14         20.28         20.29         20.31         20.36         20.39         20.44         20.89         21.04         21.80
    15         19.83         19.84         19.84         19.86         19.86         19.88         20.02         20.06         20.29
    16         19.73         19.73         19.73         19.75         19.75         19.76         19.87         19.90         20.07
    17         19.29         19.29         19.29         19.29         19.29         19.29         19.29         19.29         19.29
    18         19.24         19.24         19.24         19.24         19.24         19.24         19.24         19.24         19.24
    19         18.95         18.95         18.95         18.95         18.95         18.95         18.95         18.95         18.95
    20         18.79         18.79         18.79         18.79         18.79         18.79         18.79         18.79         18.79
    21         18.88         18.88         18.88         18.88         18.88         18.88         18.88         18.88         18.88
    22         18.46         18.46         18.46         18.46         18.46         18.46         18.46         18.46         18.46
    23         18.38         18.38         18.38         18.38         18.38         18.38         18.38         18.38         18.38
    24         13.56         13.56         13.56         13.56         13.56         13.56         13.56         13.56         13.56
    25         13.81         13.81         13.81         13.81         13.81         13.81         13.81         13.81         13.81
    26         12.08         12.08         12.08         12.08         12.08         12.08         12.08         12.08         12.08
    27         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05
    28         12.30         12.30         12.30         12.30         12.30         12.30         12.30         12.30         12.30
    29         12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02
    30         13.13         13.13         13.13         13.13         13.13         13.13         13.13         13.13         13.13
    31         12.87         12.87         12.87         12.87         12.87         12.87         12.87         12.87         12.87
    32         12.85         12.85         12.85         12.85         12.85         12.85         12.85         12.85         12.85
    33         13.80         13.80         13.80         13.80         13.80         13.80         13.80         13.80         13.80
    34         12.81         12.81         12.81         12.81         12.81         12.81         12.81         12.81         12.81
    35         13.08         13.08         13.08         13.08         13.08         13.08         13.08         13.08         13.08
    36         13.50         13.50         13.50         13.50         13.50         13.50         13.50         13.50         13.50
    37         13.85         13.85         13.85         13.85         13.85         13.85         13.85         13.85         13.85
    38         13.41         13.41         13.41         13.41         13.41         13.41         13.41         13.41         13.41
    39         13.38         13.38         13.38         13.38         13.38         13.38         13.38         13.38         13.38
    40         13.70         13.70         13.70         13.70         13.70         13.70         13.70         13.70         13.70
    41         13.35         13.35         13.35         13.35         13.35         13.35         13.35         13.35         13.35
    42         14.54         14.54         14.54         14.54         14.54         14.54         14.54         14.54         14.54
    43         14.21         14.21         14.21         14.21         14.21         14.21         14.21         14.21         14.21
    44         14.19         14.19         14.19         14.19         14.19         14.19         14.19         14.19         14.19
    45         15.36         15.36         15.36         15.36         15.36         15.36         15.36         15.36         15.36

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                  Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

    46         14.14         14.14         14.14         14.14         14.14         14.14         14.14         14.14         14.14
    47         14.50         14.50         14.50         14.50         14.50         14.50         14.50         14.50         14.50
    48         14.51         14.51         14.51         14.51         14.51         14.51         14.51         14.51         14.51
    49         14.90         14.90         14.90         14.90         14.90         14.90         14.90         14.90         14.90
    50         14.49         14.49         14.49         14.49         14.49         14.49         14.49         14.49         14.49
    51         14.47         14.47         14.47         14.47         14.47         14.47         14.47         14.47         14.47
    52         14.83         14.83         14.83         14.83         14.83         14.83         14.83         14.83         14.83
    53         14.42         14.42         14.42         14.42         14.42         14.42         14.42         14.42         14.42
    54         14.81         14.81         14.81         14.81         14.81         14.81         14.81         14.81         14.81
    55         14.41         14.41         14.41         14.41         14.41         14.41         14.41         14.41         14.41
    56         14.38         14.38         14.38         14.38         14.38         14.38         14.38         14.38         14.38
    57         13.72         13.72         13.72         13.72         13.72         13.72         13.72         13.72         13.72
    58         12.39         12.39         12.39         12.39         12.39         12.39         12.39         12.39         12.39
    59         12.79         12.79         12.79         12.79         12.79         12.79         12.79         12.79         12.79
    60         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38
    61         12.80         12.80         12.80         12.80         12.80         12.80         12.80         12.80         12.80
    62         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38
    63         12.37         12.37         12.37         12.37         12.37         12.37         12.37         12.37         12.37
    64         12.78         12.78         12.78         12.78         12.78         12.78         12.78         12.78         12.78
    65         12.36         12.36         12.36         12.36         12.36         12.36         12.36         12.36         12.36
    66         12.77         12.77         12.77         12.77         12.77         12.77         12.77         12.77         12.77
    67         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35
    68         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35
    69         13.19         13.19         13.19         13.19         13.19         13.19         13.19         13.19         13.19
    70         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33
    71         12.74         12.74         12.74         12.74         12.74         12.74         12.74         12.74         12.74
    72         12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32
    73         12.73         12.73         12.73         12.73         12.73         12.73         12.73         12.73         12.73
    74         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31
    75         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31
    76         12.71         12.71         12.71         12.71         12.71         12.71         12.71         12.71         12.71
    77         12.30         12.30         12.30         12.30         12.30         12.30         12.30         12.30         12.30
    78         12.70         12.70         12.70         12.70         12.70         12.70         12.70         12.70         12.70
    79         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29
    80         12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28
    81         13.59         13.59         13.59         13.59         13.59         13.59         13.59         13.59         13.59
    82         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27
    83         12.67         12.67         12.67         12.67         12.67         12.67         12.67         12.67         12.67
    84         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26
    85         12.66         12.66         12.66         12.66         12.66         12.66         12.66         12.66         12.66
    86         12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25
    87         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24
    88         12.65         12.65         12.65         12.65         12.65         12.65         12.65         12.65         12.65
    89         12.23         12.23         12.23         12.23         12.23         12.23         12.23         12.23         12.23
    90         12.63         12.63         12.63         12.63         12.63         12.63         12.63         12.63         12.63
    91         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22
    92         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                  Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

    93         13.52         13.52         13.52         13.52         13.52         13.52         13.52         13.52         13.52
    94         12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20
    95         12.60         12.60         12.60         12.60         12.60         12.60         12.60         12.60         12.60
    96         12.19         12.19         12.19         12.19         12.19         12.19         12.19         12.19         12.19
    97         12.59         12.59         12.59         12.59         12.59         12.59         12.59         12.59         12.59
    98         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18
    99         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18
   100         12.57         12.57         12.57         12.57         12.57         12.57         12.57         12.57         12.57
   101         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
   102         12.56         12.56         12.56         12.56         12.56         12.56         12.56         12.56         12.56
   103         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
   104         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
   105         13.44         13.44         13.44         13.44         13.44         13.44         13.44         13.44         13.44
   106         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
   107         12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53
   108         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12
   109         12.52         12.52         12.52         12.52         12.52         12.52         12.52         12.52         12.52
   110         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11
   111         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11
   112         12.50         12.50         12.50         12.50         12.50         12.50         12.50         12.50         12.50
   113         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09
   114         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49
   115         12.08         12.08         12.08         12.08         12.08         12.08         12.08         12.08            --
   116         12.08         12.08         12.08         12.08         12.08         12.08         12.08         12.08            --
   117         12.90         12.90         12.90         12.90         12.90         12.90         12.90         12.90            --
   118         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07            --
   119         12.46         12.46         12.46         12.46         12.46         12.46         12.46         12.46            --
   120         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05            --
   121         12.45         12.45         12.45         12.45         12.45         12.45         12.45         12.45            --
   122         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04            --
   123         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04            --
   124         12.43         12.43         12.43         12.43         12.43         12.43         12.43         12.43            --
   125         12.02         12.02         12.02         12.02         12.02         12.02         12.02            --            --
   126         12.42         12.42         12.42         12.42         12.42         12.42         12.42            --            --
   127         12.01         12.01         12.01         12.01         12.01         12.01         12.01            --            --
   128         12.01         12.01         12.01         12.01         12.01         12.01         12.01            --            --
   129         13.29         13.29         13.29         13.29         13.29         13.29         13.29            --            --
   130         12.00         12.00         12.00         12.00         12.00         12.00         12.00            --            --
   131         12.39         12.39         12.39         12.39         12.39         12.39         12.39            --            --
   132         11.98         11.98         11.98         11.98         11.98         11.98         11.98            --            --
   133         12.38         12.38         12.38         12.38         12.38         12.38            --            --            --
   134         11.97         11.97         11.97         11.97         11.97         11.97            --            --            --
   135         11.97         11.97         11.97         11.97         11.97         11.97            --            --            --
   136         12.36         12.36         12.36         12.36         12.36         12.36            --            --            --
   137         11.96         11.96         11.96         11.96         11.96         11.96            --            --            --
   138         12.35         12.35         12.35         12.35         12.35         12.35            --            --            --
   139         11.94         11.94         11.94         11.94         11.94         11.94            --            --            --

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                  Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

   140         11.94         11.94         11.94         11.94         11.94            --            --            --            --
   141         13.21         13.21         13.21         13.21         13.21            --            --            --            --
   142         11.93         11.93         11.93         11.93         11.93            --            --            --            --
   143         12.32         12.32         12.32         12.32         12.32            --            --            --            --
   144         11.92         11.92         11.92         11.92         11.92            --            --            --            --
   145         12.31         12.31         12.31         12.31         12.31            --            --            --            --
   146         11.90         11.90         11.90         11.90            --            --            --            --            --
   147         11.90         11.90         11.90         11.90            --            --            --            --            --
   148         12.29         12.29         12.29         12.29            --            --            --            --            --
   149         11.89         11.89         11.89         11.89            --            --            --            --            --
   150         12.28         12.28         12.28         12.28            --            --            --            --            --
   151         11.87         11.87         11.87         11.87            --            --            --            --            --
   152         11.87         11.87         11.87            --            --            --            --            --            --
   153         13.13         13.13         13.13            --            --            --            --            --            --
   154         11.86         11.86         11.86            --            --            --            --            --            --
   155         12.25         12.25         12.25            --            --            --            --            --            --
   156         11.85         11.85         11.85            --            --            --            --            --            --
   157         12.24         12.24            --            --            --            --            --            --            --
   158         11.83         11.83            --            --            --            --            --            --            --
   159         11.83         11.83            --            --            --            --            --            --            --
   160         12.22         12.22            --            --            --            --            --            --            --
   161         11.82         11.82            --            --            --            --            --            --            --
   162         12.21         12.21            --            --            --            --            --            --            --
   163         11.81         11.81            --            --            --            --            --            --            --
   164         11.80         11.80            --            --            --            --            --            --            --
   165         12.61         12.61            --            --            --            --            --            --            --
   166         11.79            --            --            --            --            --            --            --            --
   167         12.18            --            --            --            --            --            --            --            --
   168         11.78            --            --            --            --            --            --            --            --
   169         12.16            --            --            --            --            --            --            --            --
   170         11.77            --            --            --            --            --            --            --            --
   171         11.76            --            --            --            --            --            --            --            --
   172         12.15            --            --            --            --            --            --            --            --
   173         11.75            --            --            --            --            --            --            --            --
   174            --            --            --            --            --            --            --            --            --

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%
(3) A Pre-Funding Period exists for periods 1 through 3, inclusive. Cash flows have been modeled assuming all prefunding occurs in period 2


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.600%

     Period          Start Accrual         End Accrual         Swap Notional
     ------          -------------         -----------       ----------------
       1               6/30/2006            7/25/2006        1,222,207,527.43
       2               7/25/2006            8/25/2006        1,176,153,667.71
       3               8/25/2006            9/25/2006        1,429,446,760.30
       4               9/25/2006           10/25/2006        1,375,885,112.60
       5              10/25/2006           11/25/2006        1,324,069,377.30
       6              11/25/2006           12/25/2006        1,273,906,928.72
       7              12/25/2006            1/25/2007        1,225,312,202.84
       8               1/25/2007            2/25/2007        1,178,206,500.10
       9               2/25/2007            3/25/2007        1,132,517,776.69
       10              3/25/2007            4/25/2007        1,088,180,423.17
       11              4/25/2007            5/25/2007        1,045,135,029.36
       12              5/25/2007            6/25/2007        1,003,328,135.03
       13              6/25/2007            7/25/2007         962,712,106.33
       14              7/25/2007            8/25/2007         923,244,823.02
       15              8/25/2007            9/25/2007         884,890,581.20
       16              9/25/2007           10/25/2007         847,709,416.31
       17             10/25/2007           11/25/2007         812,002,293.64
       18             11/25/2007           12/25/2007         777,734,474.15
       19             12/25/2007            1/25/2008         744,923,924.17
       20              1/25/2008            2/25/2008         713,509,142.98
       21              2/25/2008            3/25/2008         683,311,510.56
       22              3/25/2008            4/25/2008         653,844,247.24
       23              4/25/2008            5/25/2008         621,815,292.88
       24              5/25/2008            6/25/2008         254,909,340.60
       25              6/25/2008            7/25/2008         241,451,045.37
       26              7/25/2008            8/25/2008         154,319,931.73
       27              8/25/2008            9/25/2008         148,316,613.01
       28              9/25/2008           10/25/2008         143,133,648.02
       29             10/25/2008           11/25/2008         138,130,687.21
       30             11/25/2008           12/25/2008         133,301,516.05
       31             12/25/2008            1/25/2009         128,639,237.04
       32              1/25/2009            2/25/2009         124,139,020.78
       33              2/25/2009            3/25/2009         119,795,069.12
       34              3/25/2009            4/25/2009         115,602,194.57
       35              4/25/2009            5/25/2009         110,377,213.69
       36              5/25/2009            6/25/2009         101,630,274.05
       37              6/25/2009            7/25/2009          96,713,696.90
       38              7/25/2009            8/25/2009          92,277,248.52
       39              8/25/2009            9/25/2009          88,860,076.89
       40              9/25/2009           10/25/2009          85,823,297.21
       41             10/25/2009           11/25/2009          82,888,762.61
       42             11/25/2009           12/25/2009          80,053,089.66
       43             12/25/2009            1/25/2010          77,312,997.42
       44              1/25/2010            2/25/2010          74,665,328.38
       45              2/25/2010            3/25/2010          72,107,023.02
       46              3/25/2010            4/25/2010          69,635,119.28
       47              4/25/2010            5/25/2010          67,246,750.51
       48              5/25/2010            6/25/2010          64,939,140.79
       49              6/25/2010            7/25/2010          62,709,605.03
       50              7/25/2010            8/25/2010          60,555,545.48
       51              8/25/2010            9/25/2010          58,474,450.75
       52              9/25/2010           10/25/2010          56,463,889.76
       53             10/25/2010           11/25/2010          54,521,511.11
       54             11/25/2010           12/25/2010          52,645,039.81
       55             12/25/2010            1/25/2011          50,832,275.20
       56              1/25/2011            2/25/2011          49,081,088.61
       57              2/25/2011            3/25/2011                -


--------------------------------------------------------------------------------
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refer to important information and qualifications at the end of this material.

--------------------------------------------------------------------------------

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                                    Page 30